EXHIBIT 10.24


      THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS AND HAS BEEN TAKEN FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TO OR FOR SALE IN CONNECTION WITH ANY DISTRIBUTION THEREOF. THIS NOTE MAY NOT BE SOLD OR
      OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION AND QUALIFICATION WITHOUT, EXCEPT UNDER CERTAIN SPECIFIC LIMITED CIRCUMSTANCES, AN OPINION OF COUNSEL FOR THE LENDER, REASONABLY ACCEPTABLE TO THE COMPANY, THAT SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED.

                            HYBRID TECHNOLOGIES, INC.


                                 PROMISSORY NOTE
                                 ---------------

$________                                                       October 29, 2007
                                                               Las Vegas, Nevada

      FOR VALUE RECEIVED, HYBRID TECHNOLOGIES, INC., a Nevada corporation (the "Company"), with a mailing address at 5841 East Charleston, Suite 230-145, Las Vegas, Nevada 89142, promises to pay to Wyndom Capital Investments, Inc. (the "Lender"), in lawful money of the United States of America, the principal sum of ______________Dollars ($__________), together with simple interest from the date of this Note on the unpaid principal balance at a rate equal to ten (10.0%) percent per annum, computed on the basis of the actual number of days elapsed and a year of 365 days. All unpaid principal, together with any then unpaid and accrued interest and other amounts payable hereunder, shall be due and payable at any time after the earlier of (i) the Maturity Date (as defined below), or (ii) when, upon or after the occurrence of an Event of Default (as defined below), such amounts are declared due and payable by the Lender or made automatically due and payable in accordance with the terms hereof.

      This Note is issued pursuant to the Loan Agreement (defined below), the terms and conditions of which are hereby incorporated herein by reference. The following is a statement of the rights of the Lender and the conditions to which this Note is subject, and to which the Lender, by the acceptance of this Note, agrees:

Definitions. As used in this Note, the following capitalized terms have the following meanings:

      "Company" includes the corporation initially executing this Note and any Person which shall succeed to or assume the obligations of the Company under and subject to the conditions set forth in this Note.


            1.2 "Event of Default" has the meaning given in Article 8 of the Loan Agreement.

            1.3 "Lender" shall mean the Person specified in the introductory paragraph of this Note or any Person who shall at the time be the registered holder of this Note.

            1.4 "Loan Agreement" shall mean that certain Loan Agreement, dated October 29, 2007, between the Lender and the Company.

            1.5 "Maturity Date" shall mean three years from the date of issuance set forth above of this Note.

            1.6 "Obligations" shall mean all obligations, owed by the Company to the Lender, now existing or hereafter arising under or pursuant to the terms of this Note or under the Loan Agreement.

            1.7 "Person" shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a governmental authority. Interest. Interest shall be payable monthly in arrears on the first banking day of the following month.

Prepayment. The Company may not, without the Lender's permission, prepay all or any part of this Note.

4. Successors and Assigns. Subject to the restrictions on transfer described in Sections 6 and 7 below, the rights and obligations of the Company and the Lender of this Note shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

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

5. Waiver and Amendment. Any provision of this Note may be amended, waived or modified upon the written agreement of the Company and the Lender.

6. Transfer of this Note by Lender. The Company acknowledges and agrees that the Lender may assign all or any portion of its interest in this Note, and its rights, obligations, and benefits under the Loan Agreement, without the consent of the Company. The Company will execute such assurances and conveyances as may be reasonably required by the Lender in order to give effect to such assignment, including executing additional documents to facilitate assignment thereof by the Lender.

7. Assignment by The Company. Neither this Note nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by the Company without the prior written consent of the Lender.

Notices. All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall in writing and faxed, mailed or delivered to each party at the respective addresses or facsimile numbers of the parties. All such notices and communications shall be effective
(a) when sent by Federal Express or other overnight service of recognized standing, on the business day following the deposit with such service; (b) when mailed, by registered or certified mail, first class postage prepaid and addressed as aforesaid through the United States Postal Service, upon receipt;
(c) when delivered by hand, upon delivery; and (d) when faxed, upon confirmation of receipt.

Usury. In the event any interest is paid on this Note that is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note.

Waivers. The Company hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.

Governing Law. This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to the conflicts of law provisions of the State of Nevada, or of any other state.


            IN WITNESS WHEREOF, The Company has caused this Note to be issued as of the date first written above.

                                      HYBRID TECHNOLOGIES, INC.
                                    (a Nevada corporation)


                                    By:
                                       -----------------------------------------
                                    Name:     Holly Roseberry
                                    Title:    Chief Executive Officer


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